FORM SERVICER CERTIFICATION


Re: Encore Credit Receivables Trust Series 2005-3
Asset Backed Notes. Series 2005-3

I, Troy Gotschall, a duly elected and acting officer of ECC Capital Corporation (the `Servicer"), certify pursuant to Section 6.04 of the Servicing Agreement to the Owner and the Master Servicer, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 6.04 of the Servicing Agreement for the Relevant Year and the information in all servicing reports required pursuant to the Servicing Agreement to be provided by the Servicer to the Over and Master Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material bet or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in this Certificate or the accountants' statement provided pursuant to Section 6.05 of the Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement, dated August 1, 2005 (the "Servicing Agreement"), by and between Wachovia Mortgage Loan Trust, LLC, as owner (the "Owner") and ECC Capital C orporation, as servicer (the "Servicer").



ECC CAPITAL CORPORATION,
as Servicer

By: /s/ Troy Gotschall
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Troy Gotschall
President

Date 3/22/06
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